Modivcare Reports Second Quarter 2022
Financial Results and Updates 2022 Guidance

Denver, CO – August 4, 2022 – Modivcare Inc., (the “Company” or “Modivcare”) (Nasdaq: MODV), a technology-enabled healthcare services company that provides a platform of integrated supportive care solutions focused on improving patient outcomes, today reported financial results for the three and six months ended June 30, 2022.

Second Quarter 2022 Highlights:
•Revenue of $628.2 million, a 32.4% increase as compared to $474.4 million in Q2 2021
•Net income of $3.3 million or $0.24 per diluted common share
•Adjusted EBITDA of $60.2 million, Adjusted Net Income of $28.1 million and Adjusted EPS of $1.99
•2022 guidance increased to account for strong second quarter and year-to-date results
•Net cash used in operating activities during the quarter of $17.9 million
•Cash and cash equivalents of $88.0 million as of June 30, 2022, with $1,000.0 million principal amount of debt outstanding related to the Senior Unsecured Notes due 2025 and 2029
•Undrawn $325.0 million revolving credit facility as of June 30, 2022

“We reported solid second quarter 2022 results with Adjusted EBITDA of $60 million and revenue growth of 32 percent driven by 23 percent growth from our non-emergency medical transportation business,” said Heath Sampson, Interim Chief Executive Officer and Chief Financial Officer. “We delivered on several strategic initiatives during the quarter, including expanding our national remote patient monitoring footprint with the acquisition of Guardian Medical Monitoring and aligning more closely with our transportation providers. We also hosted our inaugural investor day where we issued 2022 guidance, which we increased this morning, and provided a long-term outlook with 2025 targets for revenue of $3 billion and Adjusted EBITDA of $300 million. I am pleased with our progress as we continue to improve outcomes and better serve patients through our unique supportive care platform that addresses the social determinants of health by broadening access to care for the nearly 34 million members we serve. I want to thank our 20,000 team members for their hard work and dedication as they are the foundation of the care and services we provide that help empower patients.”

Second Quarter 2022 Results

For the second quarter of 2022, the Company reported revenue of $628.2 million, an increase of 32.4% from $474.4 million in the second quarter of 2021.

Operating income was $23.1 million, or 3.7% of revenue, in the second quarter of 2022, compared to operating income of $27.5 million, or 5.8% of revenue, in the second quarter of 2021. Net income in the second quarter of 2022 was $3.3 million, or $0.24 per diluted common share, compared to net income of $13.7 million, or $0.96 per diluted common share, in the second quarter of 2021.

Adjusted EBITDA was $60.2 million, or 9.6% of revenue, in the second quarter of 2022, compared to $53.1 million, or 11.2% of revenue, in the second quarter of 2021.

Adjusted Net Income in the second quarter of 2022 was $28.1 million, or $1.99 per diluted common share, compared to $30.3 million, or $2.14 per diluted common share, in the second quarter of 2021.

The year-over-year increase in revenue was primarily due to incremental revenue of $42.4 million and $16.7 million associated with the acquisitions of Care Finders and VRI, respectively. NEMT revenue also increased year-over-year due to higher trip volume which drove higher revenue per member in Q2 2022.

Adjusted EBITDA increased in the second quarter of 2022 due to incremental contribution from Care Finders and VRI. This was partially offset by higher corporate general and administrative cost as the Company continued to make investments in its employees and technology.

Organizational Consolidation and Change in Segments

We operate four reportable business segments: NEMT, Personal Care, RPM, and Corporate and Other. Effective January 1, 2022, the Company completed its segment reorganization which resulted in the addition of a Corporate segment that includes the costs associated with the Company's corporate operations. The operating results of our Corporate segment include our activities related to executive, accounting, finance, internal audit, tax, legal and certain strategic and corporate development functions for each segment, as well as the results of our Matrix investment. The Company reclassified certain costs associated with this reorganization for the three and six months ended June 30, 2021 to conform to this presentation.

Updated 2022 Guidance

We are updating our 2022 guidance as follows ($ in millions):

	Updated		Previous
	Low	High	Low	High
Revenue	$2,375	$2,400	$2,350	$2,375
Adjusted EBITDA	$210	$220	$203	$213

Guidance excludes the effect of any future acquisitions and is based on the current operating environment.

Investor Presentation and Conference Call

Modivcare will hold a conference call to discuss its financial results on Thursday, August 4, 2022 at 8:00 a.m. ET. To access the call, please dial:

US toll-free: 1 (877) 407-8037
International: 1 (201) 689-8037

You may also access the conference call via webcast at investors.modivcare.com, where the call also will be archived.

About Modivcare

Modivcare Inc. (“Modivcare”) (Nasdaq: MODV) is a technology-enabled healthcare services company that provides a platform of integrated supportive care solutions for public and private payors and their patients. Our value-based solutions address the social determinants of health (SDoH), enable greater access to care, reduce costs, and improve outcomes. We are a leading provider of non-emergency medical transportation (NEMT), personal care and remote patient monitoring. To learn more about Modivcare, please visit www.modivcare.com.

Non-GAAP Financial Measures and Adjustments

In addition to the financial measures prepared in accordance with generally accepted accounting principles in the United States ("GAAP"), this press release includes EBITDA, Adjusted EBITDA and Adjusted EBITDA margin for the Company and its segments, Adjusted Net Income and Adjusted EPS for the Company, and Adjusted G&A expense for the Company’s segments, which are performance measures that are not recognized under GAAP. EBITDA is defined as income (loss) from continuing operations, net of taxes, before: (1) interest expense, net, (2) provision (benefit) for income taxes and (3) depreciation and amortization. Adjusted EBITDA is calculated as EBITDA before (as applicable): (1) restructuring and related charges, including severance and office closure and professional services costs, (2) certain transaction and related costs, (3) cash settled equity, (4) stock-based compensation, (5) COVID-19 related costs, net of grant income, and (6) equity in net (income) loss of investee. Adjusted EBITDA margin is calculated as Adjusted EBITDA, divided by Service revenue, net. Adjusted Net Income is calculated as income from continuing operations, net of taxes, before: (1) restructuring and related charges including severance and office closure and professional services costs, (2) certain transaction and related costs, (3) cash settled equity, (4) stock-based compensation, (5) equity in net (income) loss of investee, (6) intangible amortization expense, (7) COVID-19 related costs, net of grant income, (8) tax impacts from the Coronavirus Aid, Relief, and Economic Security Act (the "CARES Act"), and (9) the income tax impact of such adjustments. Adjusted EPS is calculated as Adjusted Net Income less (as applicable): the sum of (1) dividends on convertible preferred stock plus (2) income allocated to participating securities, divided by the diluted weighted-average number of common shares outstanding as calculated for Adjusted Net Income. Adjusted G&A expense is calculated as G&A expense before (as applicable): (1) restructuring and related charges, (2) transaction costs, (3) cash settled equity, and (4) stock-based compensation. Our non-GAAP performance measures exclude expenses and amounts that are not driven by our core operating results and may be one time in nature. Excluding these expenses makes comparisons with prior periods as well as to other companies in our industry more meaningful. We believe such measures allow investors to gain a better understanding of the factors and trends affecting the ongoing operations of our business. We consider our core operations to be the ongoing activities to provide services from which we earn revenue, including direct operating costs and indirect costs to support these activities. In addition, our net income or loss in equity investee is excluded from these measures, as we do not have the ability to manage the venture, allocate resources within the venture, or directly control its operations or performance.

Our non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in our industry, as other companies in our industry may calculate non-GAAP financial measures differently. In addition, there are limitations in using non-GAAP financial measures because they are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies, and exclude expenses that may have a material impact on our reported financial results. The presentation of non-GAAP financial measures is not intended to be considered in isolation from or as a substitute for the most directly comparable financial measures prepared in accordance with GAAP. We urge you to review the reconciliations of our non-GAAP financial measures to the most directly comparable GAAP financial measures included below, and not to rely on any single financial measure to evaluate our business.

Forward-Looking Statements

Certain statements contained in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are predictive in nature and are frequently identified by the use of terms such as “may,” “will,” “should,” “expect,” “believe,” “estimate,” “intend,” and similar words indicating possible future expectations, events or actions. Such forward-looking statements are based on current expectations, assumptions, estimates and projections about our business and our industry, and are not guarantees of our future performance. These statements are subject to a number of known and unknown risks, uncertainties and other factors, many of which are beyond our ability to control or predict, which may cause actual events to be materially different from those expressed or implied herein, including but not limited to: government or private insurance program funding reductions or limitations; alternative payment models or the transition of Medicaid and Medicare beneficiaries to Managed Care Organizations, or MCOs; our inability to control reimbursement rates received for our services; cost containment initiatives undertaken by private third-party payors; the effects of a public health emergency; inadequacies in, or security breaches of, our information technology systems, including the systems intended to protect our clients’ privacy and confidential information; any changes in the funding, financial viability or our relationships with our payors; pandemic infectious diseases, including the COVID-19 pandemic; disruptions to our contact center operations caused by health epidemics or pandemics like COVID-19; delays in collection, or non-collection, of our accounts receivable, particularly during any business integration; an impairment of our long-lived assets; any failure to maintain or to develop further reliable, efficient and secure information technology systems; an inability to attract and retain qualified employees; any acquisition or acquisition integration efforts; our contracts not surviving until the end of their stated terms, or not being renewed or extended; our failure to compete effectively in the marketplace; our not being awarded contracts through the government’s requests for proposals process, or our awarded contracts not being profitable; any failure to satisfy our contractual obligations or to maintain existing pledged performance and payment bonds; a failure to estimate accurately the cost of performing our contracts; any misclassification of the drivers we engage as independent contractors rather than as employees; significant interruptions in our communication and data services; not successfully executing on our strategies in the face of our competition; any inability to maintain relationships with existing patient referral sources; any failure to obtain the consent of the New York Department of Health to manage the day to day operations of our licensed in-home personal care services agency business that we acquired with our personal care segment; acquired unknown liabilities in connection with the acquisition of our personal care segment; changes in the case-mix of our personal care patients, or changes in payor mix or payment methodologies; our loss of existing favorable managed care contracts; our experiencing shortages in qualified employees and management; labor disputes or disruptions, in particular in New York; becoming subject to malpractice or other similar claims; and our reliance on others for the financial condition of our equity investment in Matrix.

The Company has provided additional information about the risks facing our business in our annual report on Form 10-K and subsequent filings most recently filed with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made and are expressly qualified in their entirety by the cautionary statements set forth herein and in our filings with the Securities and Exchange Commission, which you should read in their entirety before making an investment decision with respect to our securities. We undertake no obligation to update or revise any forward-looking statements contained in this release, whether as a result of new information, future events or otherwise, except as required by applicable law.

Investor Relations Contact
Kevin Ellich,
Head of Investor Relations
(303) 728-7012
Kevin.Ellich@modivcare.com

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Modivcare Inc.

Modivcare Inc.
Unaudited Condensed Consolidated Statements of Operations
(in thousands, except share and per share data)

	Three months ended June 30,		Six months ended June 30,
	2022	2021	2022	2021

Service revenue, net	$628,215	$474,448	$1,202,690	$928,058
Grant income	3,330	852	3,798	3,500

Operating expenses:
Service expense	504,230	379,565	963,545	739,898
General and administrative expense	79,411	56,465	156,219	111,390
Depreciation and amortization	24,758	11,820	48,704	24,059
Total operating expenses	608,399	447,850	1,168,468	875,347

Operating income	23,146	27,450	38,020	56,211

Other expenses:
Interest expense, net	15,472	8,287	30,872	16,710
Income before income taxes and equity method investment	7,674	19,163	7,148	39,501
Provision for income taxes	2,291	5,671	1,930	10,410
Equity in net (income) loss of investee, net of tax	2,055	(180)	1,572	(3,421)
Net income	$3,328	$13,672	$3,646	$32,512

Earnings per common share:
Basic	$0.24	$0.97	$0.26	$2.30
Diluted	$0.24	$0.96	$0.26	$2.27

Weighted-average number of common shares outstanding:
Basic	14,047,459	14,025,325	14,035,588	14,151,946
Diluted	14,115,471	14,175,594	14,122,730	14,329,794

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Modivcare Inc.

Modivcare Inc.
Unaudited Condensed Consolidated Balance Sheets
(in thousands)

	June 30, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$87,956	$133,139
Accounts receivable, net	272,402	233,121
Other current assets (1)	35,426	43,574
Total current assets	395,784	409,834
Property and equipment, net	62,739	53,549
Goodwill and intangible assets, net	1,448,982	1,415,000
Equity investment	80,364	83,069
Operating lease right-of-use assets	40,326	43,750
Other long-term assets	31,368	22,223
Total assets	$2,059,563	$2,027,425

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$10,622	$8,690
Accrued contract payables	278,052	281,586
Accrued expenses and other current liabilities	123,503	123,791
Accrued transportation costs	131,282	103,294
Current portion of operating lease liabilities	9,973	9,873
Total current liabilities	553,432	527,234
Long-term debt, net of deferred financing costs	977,261	975,225
Operating lease liabilities, less current portion	32,508	34,524
Long-term contracts payables	3,686	—
Other long-term liabilities (2)	110,736	117,175
Total liabilities	1,677,623	1,654,158

Stockholders' equity
Stockholders' equity	381,940	373,267
Total liabilities and stockholders' equity	$2,059,563	$2,027,425

(1)     Includes other receivables, prepaid expenses and other current assets and short-term restricted cash.
(2)     Includes other long-term liabilities and deferred tax liabilities.

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Modivcare Inc.

Modivcare Inc.
Unaudited Condensed Consolidated Statements of Cash Flows
(in thousands)

	Six months ended June 30,
	2022	2021
Operating activities
Net income	$3,646	$32,512
Depreciation and amortization	48,704	24,059
Stock-based compensation	4,496	2,659
Equity in net (income) loss of investee	2,358	(4,770)
Deferred income taxes	(14,493)	(2,843)
Reduction of right-of-use asset	5,757	7,341
Other non-cash items (1)	645	(136)
Changes in working capital (2)	93	110,969
Net cash provided by operating activities	51,206	169,791

Investing activities
Purchase of property and equipment	(15,899)	(8,132)
Acquisition, net of cash acquired	(78,861)	(15,843)
Net cash used in investing activities	(94,760)	(23,975)

Financing activities
Proceeds from debt	100,000	—
Repayment of debt	(100,000)	—
Debt issuance costs	(2,415)	—
Repurchase of common stock, for treasury	—	(39,040)
Proceeds from common stock issued pursuant to stock option exercise	1,138	2,335
Restricted stock surrendered for employee tax payment	(607)	(820)
Other financing activities	—	(41)
Net cash used in financing activities	(1,884)	(37,566)

Net change in cash, cash equivalents and restricted cash	(45,438)	108,250
Cash, cash equivalents and restricted cash at beginning of period	133,422	183,356
Cash, cash equivalents and restricted cash at end of period	$87,984	$291,606

(1) Includes provision for doubtful accounts and amortization of deferred financing costs and debt discount.
(2) Includes accounts receivable and other receivables, prepaid expenses and other current assets, accrued contract payables, accounts payable and accrued expenses, accrued transportation costs and other long-term liabilities.

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Modivcare Inc.

Modivcare Inc.
Unaudited Reconciliation of Non-GAAP Financial Measures
Segment Information and Adjusted EBITDA
(in thousands)

	Three months ended June 30, 2022
	NEMT	Personal Care	RPM	Corporate (3)	Total

Service revenue, net	$448,733	$162,737	$16,745	$—	$628,215
Grant income	—	3,330	—	—	3,330

Operating expenses:
Service expense	373,724	124,445	6,061	—	504,230
General and administrative expense	33,588	23,346	6,742	15,735	79,411
Depreciation and amortization	7,392	12,552	4,606	208	24,758
Total operating expenses	414,704	160,343	17,409	15,943	608,399

Operating income (loss)	34,029	5,724	(664)	(15,943)	23,146

Other expenses:
Interest expense, net	—	—	—	15,472	15,472
Income (loss) before income taxes and equity method investment	34,029	5,724	(664)	(31,415)	7,674
Provision (benefit) for income taxes	9,563	1,601	(189)	(8,684)	2,291
Equity in net loss of investee, net of tax	—	—	—	2,055	2,055
Net Income (loss)	24,466	4,123	(475)	(24,786)	3,328

Interest expense, net	—	—	—	15,472	15,472
Provision (benefit) for income taxes	9,563	1,601	(189)	(8,684)	2,291
Depreciation and amortization	7,392	12,552	4,606	208	24,758
EBITDA	41,421	18,276	3,942	(17,790)	45,849

Restructuring and related charges (1)	4,852	—	—	354	5,206
Transaction costs (2)	—	2,830	1,635	3,237	7,702
Cash settled equity	—	—	—	20	20
Stock-based compensation	—	173	57	2,440	2,670
COVID-19 related costs, net of grant income	34	(3,378)	—	—	(3,344)
Equity in net loss (income) of investee, net of tax	—	—	—	2,055	2,055

Adjusted EBITDA	$46,307	$17,901	$5,634	$(9,684)	$60,158

(1) Restructuring and related charges include professional services costs and severance and recruiting costs.
(2) Transaction costs include SOX integration efforts at recently acquired subsidiaries and acquisition costs.
(3) Effective January 1, 2022, the Company completed its segment reorganization which resulted in the addition of a Corporate segment that includes the costs associated with the Company's corporate operations. Through this reorganization, it was also determined that the Matrix Investment is no longer a reportable segment, and is now reported within the Corporate segment. Prior period segment amounts have been reclassified to conform to the current presentation.

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Modivcare Inc.

Modivcare Inc.
Unaudited Reconciliation of Non-GAAP Financial Measures
Segment Information and Adjusted EBITDA
(in thousands)

	Three months ended June 30, 2021
	NEMT	Personal Care	Corporate (3)	Total

Service revenue, net	$364,760	$109,688	$—	$474,448
Grant income	—	852	—	852

Operating expenses:
Service expense	292,656	86,909	—	379,565
General and administrative expense	28,099	14,775	13,591	56,465
Depreciation and amortization	6,936	4,884	—	11,820
Total operating expenses	327,691	106,568	13,591	447,850

Operating income (loss)	37,069	3,972	(13,591)	27,450

Interest expense, net	—	—	8,287	8,287
Income (loss) before income taxes and equity method investment	37,069	3,972	(21,878)	19,163
Provision (benefit) for income taxes	10,019	918	(5,266)	5,671
Equity in net income of investee, net of tax	—	—	(180)	(180)
Net Income (loss)	27,050	3,054	(16,432)	13,672

Interest expense, net	—	—	8,287	8,287
Provision (benefit) for income taxes	10,019	918	(5,266)	5,671
Depreciation and amortization	6,936	4,884	—	11,820
EBITDA	44,005	8,856	(13,411)	39,450

Restructuring and related charges (1)	4,044	—	557	4,601
Transaction costs (2)	247	1,245	1,974	3,466
Cash settled equity	—	—	4,452	4,452
Stock-based compensation	—	76	1,340	1,416
COVID-19 related costs, net of grant income	114	(248)	—	(134)
Equity in net income of investee, net of tax	—	—	(180)	(180)

Adjusted EBITDA	$48,410	$9,929	$(5,268)	$53,071

(1) Restructuring and related charges include professional services costs of $3.5 million and severance and office closure costs of $1.0 million.
(2) Transaction costs include Circulation management incentive plan costs and acquisition costs related to Simplura Health Group and National MedTrans.
(3) Effective January 1, 2022, the Company completed its segment reorganization which resulted in the addition of a Corporate segment that includes the costs associated with the Company's corporate operations. Through this reorganization, it was also determined that the Matrix Investment is no longer a reportable segment, and is now reported within the Corporate segment. Prior period segment amounts have been reclassified to conform to the current presentation, with the exception of the RPM segment, which is not included in Q2 of 2021 as it was purchased in Q3 of 2021.

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Modivcare Inc.

Modivcare Inc.
Unaudited Reconciliation of Non-GAAP Financial Measures
Segment Information and Adjusted EBITDA
(in thousands)

	Six months ended June 30, 2022
	NEMT	Personal Care	RPM	Corporate (3)	Total

Service revenue, net	$849,653	$322,435	$30,602	$—	$1,202,690
Grant income	—	3,798	—	—	3,798

Operating expenses:
Service expense	705,820	246,677	11,048	—	963,545
General and administrative expense	70,921	46,479	11,704	27,115	156,219
Depreciation and amortization	14,497	25,057	8,734	416	48,704
Total operating expenses	791,238	318,213	31,486	27,531	1,168,468

Operating income (loss)	58,415	8,020	(884)	(27,531)	38,020

Interest expense, net	—	—	—	30,872	30,872
Income (loss) before income taxes and equity method investment	58,415	8,020	(884)	(58,403)	7,148
Provision (benefit) for income taxes	16,138	2,241	(247)	(16,202)	1,930
Equity in net loss (income) of investee, net of tax	65	—	—	1,507	1,572
Net Income (loss)	42,212	5,779	(637)	(43,708)	3,646

Interest expense, net	—	—	—	30,872	30,872
Provision (benefit) for income taxes	16,138	2,241	(247)	(16,202)	1,930
Depreciation and amortization	14,497	25,057	8,734	416	48,704
EBITDA	72,847	33,077	7,850	(28,622)	85,152

Restructuring and related charges (1)	10,456	181	24	385	11,046
Transaction costs (2)	—	4,103	2,282	5,028	11,413
Cash settled equity	—	—	—	7	7
Stock-based compensation	—	190	86	3,860	4,136
COVID-19 related costs, net of grant income	156	(3,029)	—	—	(2,873)
Equity in net loss (income) of investee, net of tax	65	—	—	1,507	1,572

Adjusted EBITDA	$83,524	$34,522	$10,242	$(17,835)	$110,453

(1) Restructuring and related charges include professional services costs and severance and recruiting costs.
(2) Transaction costs include SOX integration efforts at recently acquired subsidiaries and acquisition costs.
(3) Effective January 1, 2022, the Company completed its segment reorganization which resulted in the addition of a Corporate segment that includes the costs associated with the Company's corporate operations. Through this reorganization, it was also determined that the Matrix Investment is no longer a reportable segment, and is now reported within the Corporate segment. Prior period segment amounts have been reclassified to conform to the current presentation.

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Modivcare Inc.

Modivcare Inc.
Unaudited Reconciliation of Non-GAAP Financial Measures
Segment Information and Adjusted EBITDA
(in thousands)

	Six months ended June 30, 2021
	NEMT	Personal Care	Corporate (3)	Total

Service revenue, net	$708,176	$219,882	$—	$928,058
Grant income	—	3,500	—	3,500

Operating expenses:
Service expense	565,072	174,826	—	739,898
General and administrative expense	56,086	29,804	25,500	111,390
Depreciation and amortization	14,248	9,811	—	24,059
Total operating expenses	635,406	214,441	25,500	875,347

Operating income (loss)	72,770	8,941	(25,500)	56,211

Interest expense, net	—	—	16,710	16,710
Income (loss) before income taxes and equity method investment	72,770	8,941	(42,210)	39,501
Provision (benefit) for income taxes	19,423	2,356	(11,369)	10,410
Equity in net income of investee, net of tax	—	—	(3,421)	(3,421)
Net Income (loss)	53,347	6,585	(27,420)	32,512

Interest expense, net	—	—	16,710	16,710
Provision (benefit) for income taxes	19,423	2,356	(11,369)	10,410
Depreciation and amortization	14,248	9,811	—	24,059
EBITDA	87,018	18,752	(22,079)	83,691

Restructuring and related charges (1)	7,538	—	763	8,301
Transaction costs (2)	210	2,290	4,644	7,144
Cash settled equity	—	—	6,545	6,545
Stock-based compensation	—	76	2,489	2,565
COVID-19 related costs, net of grant income	453	(2,100)	—	(1,647)
Equity in net income of investee, net of tax	—	—	(3,421)	(3,421)

Adjusted EBITDA	$95,219	$19,018	$(11,059)	$103,178

(1) Restructuring and related charges include professional services costs of $6.4 million and severance and office closure costs of $1.7 million.
(2) Transaction costs include Circulation management incentive plan costs and acquisition costs related to Simplura Health Group and National MedTrans.
(3) Effective January 1, 2022, the Company completed its segment reorganization which resulted in the addition of a Corporate segment that includes the costs associated with the Company's corporate operations. Through this reorganization, it was also determined that the Matrix Investment is no longer a reportable segment, and is now reported within the Corporate segment. Prior period segment amounts have been reclassified to conform to the current presentation, with the exception of the RPM segment, which is not included in YTD 2021 as it was purchased in Q3 of 2021.

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Modivcare Inc.

Modivcare Inc.
Unaudited Reconciliation of Non-GAAP Financial Measures
Adjusted Net Income and Adjusted Net Income per Common Share
(in thousands, except share and per share data)

	Three months ended June 30,		Six months ended June 30,
	2022	2021	2022	2021

Net income	$3,328	$13,672	$3,646	$32,512

Restructuring and related charges(1)	5,206	4,601	11,046	8,301
Transaction costs(2)	7,702	3,466	11,413	7,144
Cash settled equity	20	4,452	7	6,545
Stock-based compensation	2,670	1,416	4,136	2,565
Equity in net income of investee, net of tax	2,055	(180)	1,572	(3,421)
Intangible amortization expense	19,752	9,148	39,251	18,649
COVID-19 related costs, net of grant income	(3,344)	(134)	(2,873)	(1,647)
Tax effected impact of adjustments	(9,299)	(6,100)	(18,224)	(11,417)

Adjusted Net Income	$28,090	$30,341	$49,974	$59,231

Adjusted EPS	$1.99	$2.14	$3.54	$4.13

Diluted weighted-average number of common shares outstanding	14,115,471	14,175,594	14,122,730	14,329,794

(1) Restructuring and related charges include severance, organizational consolidation costs and professional fees.
(2) Transaction costs include certain transaction-related expenses and SOX integration efforts.

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Modivcare Inc.

Modivcare Inc.
Unaudited Key Statistical and Financial Data
(in thousands, except for statistical data)

	Three months ended			Six months ended			Three months ended
	June 30, 2022	June 30, 2021	% Change	June 30, 2022	June 30, 2021	% Change	March 31. 2022	QoQ % Change

NEMT Segment

Service revenue, net	$448,733	$364,760	23.0%	$849,653	$708,176	20.0%	$400,920	11.9%
Purchased services expense	317,213	245,015	29.5%	595,160	468,309	27.1%	277,947	14.1%
Payroll and other expense	56,511	47,641	18.6%	110,660	96,763	14.4%	54,149	4.4%
Service expense	$373,724	$292,656	27.7%	$705,820	$565,072	24.9%	$332,096	12.5%

Gross profit	$75,009	$72,104	4.0%	$143,833	$143,104	0.5%	$68,824	9.0%
Gross margin	16.7%	19.8%		16.9%	20.2%		17.2%

G&A expense	$33,588	$28,099	19.5%	$70,921	$56,086	26.5%	$37,333	(10.0)%
G&A expense adjustments:
Restructuring and related charges	4,852	4,044	20.0%	10,456	7,538	38.7%	5,604	(13.4)%
Transaction costs	—	247	—%	—	210	—%	—	—%
Adjusted G&A expense	$28,736	$23,808	20.7%	$60,465	$48,338	25.1%	$31,729	(9.4)%
Adjusted G&A expense % of revenue	6.4%	6.5%		7.1%	6.8%		7.9%

Net income	$24,466	$27,050	(9.6)%	$42,212	$53,347	(20.9)%	$17,746	37.9%
Net income margin	5.5%	7.4%		5.0%	7.5%		4.4%

Adjusted EBITDA	$46,307	$48,410	(4.3)%	$83,524	$95,219	(12.3)%	$37,217	24.4%
Adjusted EBITDA margin	10.3%	13.3%		9.8%	13.4%		9.3%

Total paid trips (in thousands)	7,831	6,657	17.6%	14,942	13,276	12.5%	7,111	10.1%
Average monthly members (in thousands)	33,792	29,756	13.6%	32,984	30,102	9.6%	32,176	5.0%

Revenue per member per month	$4.43	$4.09	8.3%	$4.29	$3.92	9.4%	$4.15	6.7%
Revenue per trip	$57.30	$54.79	4.6%	$56.86	$53.34	6.6%	$56.38	1.6%
Monthly utilization	7.7%	7.5%		7.6%	7.4%		7.4%

Purchased services per trip	$40.51	$36.81	10.1%	$39.83	$35.27	12.9%	$39.09	3.6%
Payroll and other per trip	$7.22	$7.16	0.8%	$7.41	$7.29	1.6%	$7.61	(5.1)%

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Modivcare Inc.

Modivcare Inc.
Unaudited Key Statistical and Financial Data
(in thousands, except for statistical data)

	Three months ended			Six months ended			Three months ended
	June 30, 2022	June 30, 2021	% Change	June 30, 2022	June 30, 2021	% Change	March 31. 2022	QoQ % Change

Personal Care Segment

Service revenue, net	$162,737	$109,688	48.4%	$322,435	$219,882	46.6%	$159,698	1.9%
Service expense	124,445	86,909	43.2%	246,677	174,826	41.1%	122,232	1.8%
Gross profit	$38,292	$22,779	68.1%	$75,758	$45,056	68.1%	$37,466	2.2%
Gross Margin	23.5%	20.8%		23.5%	20.5%		23.5%

G&A expense	$23,346	$14,775	58.0%	$46,479	$29,804	55.9%	$23,133	0.9%
G&A expense adjustments
Restructuring and related charges	—	—	—%	181	—	—%	181	(100.0)%
Transaction costs	2,830	1,245	127.3%	4,103	2,290	79.2%	1,273	122.3%
Stock-based compensation	173	76	127.6%	190	76	150.0%	17	917.6%
Adjusted G&A expense	$20,343	$13,454	51.2%	$42,005	$27,438	53.1%	$21,662	(6.1)%
Adjusted G&A expense % of revenue	12.5%	12.3%		13.0%	12.5%		13.6%

Net income	$4,123	$3,054	35.0%	$5,779	$6,585	(12.2)%	$1,656	149.0%
Net income margin	2.5%	2.8%		1.8%	3.0%		1.0%

Adjusted EBITDA	$17,901	$9,929	80.3%	$34,522	$19,018	81.5%	$16,621	7.7%
Adjusted EBITDA margin	11.0%	9.1%		10.7%	8.6%		10.4%

Total hours (in thousands)	6,705	4,629	44.8%	13,240	9,255	43.1%	6,535	2.6%
Revenue per hour	$24.27	$23.70	2.4%	$24.35	$23.76	2.5%	$24.44	(0.7)%
Service expense per hour	$18.56	$18.77	(1.1)%	$18.63	$18.89	(1.4)%	$18.70	(0.7)%

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Modivcare Inc.

Modivcare Inc.
Unaudited Key Statistical and Financial Data
(in thousands, except for statistical data)

	Three months ended			Six months ended			Three months ended
	June 30, 2022	June 30, 2021	% Change	June 30, 2022	June 30, 2021	% Change	March 31. 2022	QoQ % Change

RPM Segment

Service revenue, net	$16,745		N/M	$30,602		N/M	$13,857	20.8%
Service expense	6,061		N/M	11,048		N/M	4,987	21.5%
Gross profit	$10,684		N/M	$19,554		N/M	$8,870	20.5%
Gross Margin	63.8%			63.9%			64.0%

G&A expense	$6,742		N/M	$11,704		N/M	$4,962	35.9%
G&A expense adjustments
Restructuring and related charges	—		N/M	24		N/M	24	(100.0)%
Transaction costs	1,635		N/M	2,282		N/M	647	152.7%
Stock-based compensation	57		N/M	86		N/M	29	96.6%
Adjusted G&A expense	$5,050		N/M	$9,312		N/M	$4,262	18.5%
Adjusted G&A expense % of revenue	30.2%			30.4%			30.8%

Net income (loss)	$(475)		N/M	$(637)		N/M	$(162)	193.2%
Net income (loss) margin	(2.8)%			(2.1)%			(1.2)%

Adjusted EBITDA	$5,634		N/M	$10,242		N/M	$4,608	22.3%
Adjusted EBITDA margin	33.6%			33.5%			33.3%

Average monthly members (in thousands)	203		N/M	186		N/M	169	20.1%
Revenue per member per month	$27.50		N/M	$27.42		N/M	$27.33	0.6%
Service expense per member per month	$9.95		N/M	$9.90		N/M	$9.84	1.1%

N/M - Not Meaningful. The RPM Segment was established with the acquisition of VRI on September 22, 2021 and as such, these figures are not meaningful for comparative purposes.

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Modivcare Inc.

Modivcare Inc.
Unaudited Key Statistical and Financial Data
(in thousands)

	Three months ended			Six months ended			Three months ended
	June 30, 2022	June 30, 2021	% Change	June 30, 2022	June 30, 2021	% Change	March 31. 2022	QoQ % Change

Corporate and Other Segment

G&A expense	$15,735	$13,591	15.8%	$27,115	$25,500	6.3%	$11,380	38.3%
G&A expense adjustments
Restructuring and related charges	354	557	(36.4)%	385	763	(49.5)%	31	1041.9%
Transaction costs	3,237	1,974	64.0%	5,028	4,644	8.3%	1,791	80.7%
Cash settled equity	20	4,452	(99.6)%	7	6,545	(99.9)%	(13)	(253.8)%
Stock-based compensation	2,440	1,340	82.1%	3,860	2,489	55.1%	1,420	71.8%
Adjusted G&A expense	$9,684	$5,268	83.8%	$17,835	$11,059	61.3%	$8,151	18.8%
Adjusted G&A expense % of consolidated revenue	1.5%	1.1%		1.5%	1.2%		1.4%

	Three months ended			Six months ended			Three months ended
	June 30, 2022	June 30, 2021	% Change	June 30, 2022	June 30, 2021	% Change	March 31. 2022	QoQ % Change

Consolidated Modivcare

G&A expense	$79,411	$56,465	40.6%	$156,219	$111,390	40.2%	$76,808	3.4%
G&A expense adjustments
Restructuring and related charges	5,206	4,601	13.1%	11,046	8,301	33.1%	5,840	(10.9)%
Transaction costs	7,702	3,466	122.2%	11,413	7,144	59.8%	3,711	107.5%
Cash settled equity	20	4,452	(99.6)%	7	6,545	(99.9)%	(13)	(253.8)%
Stock-based compensation	2,670	1,416	88.6%	4,136	2,565	61.2%	1,466	82.1%
Adjusted G&A expense	$63,813	$42,530	50.0%	$129,617	$86,835	49.3%	$65,804	(3.0)%
Adjusted G&A expense % of revenue	10.2%	9.0%		10.8%	9.4%		11.5%

--end--